UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2024

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 4, 2024, James T. Glerum, Jr. was appointed to the board of directors (the “Board”) of Berry Global Group, Inc. (the “Company”). Mr. Glerum will fill the vacant Board seat created when Mr. Scott B. Ullem chose not to stand for re-election to the Board at the Company’s 2024 Annual Meeting.
Mr. Glerum will receive the Company’s standard non-employee director compensation as described in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on January 4, 2024.
Item 7.01.    Regulation FD Disclosure.
On September 6, 2024, the Company issued a press release announcing the appointment of Mr. Glerum. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing
(d) Exhibits.
Exhibit Number	Description
99.1	Press Release dated September 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
BERRY GLOBAL GROUP, INC. (Registrant)

Dated: September 6, 2024	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary